UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

OCM HOLDCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	0-52042	20-3673772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 South Grand Avenue 28th Floor Los Angeles, California	90071
(State or other jurisdiction	(Zip Code)
of incorporation)

(213) 830-6300

Registrant’s Telephone Number, including area code:

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This 8-K/A adds a sentence to the previous disclosure to identify the specific financial statements that should not be relied upon.

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2010 the Registrant filed a Current Report on Form 8-K (the “Original Filing”).  This filing amends the statement made in the Original Filing to add a sentence regarding the specific financial statements that should not be relied upon.  The entire filing with the additional sentence is set forth below.

On March 29, 2010, the Registrant’s independent certified public accountant notified the Registrant that during the second quarter of 2009 its unconsolidated investee, Cannery Casino Resorts, LLC (“CCR”), elected to abandon a portion of CCR’s temporary casino facilities at The Meadows incurring a non-recurring non-cash loss, which has the effect of decreasing the Registrant’s equity in the earnings of CCR in that quarter.  As a result, the Balance Sheet, Income Statement and Statements of Cash Flows as of and for the periods ended June 30, 2009 and September 30, 2009 should no longer be relied upon. Consequently, the Registrant concluded that its Quarterly Report on Form 10-Q for the three months ended June 30, 2009, originally filed with the Securities and Exchange Commission on August 14, 2009 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2009, originally filed with the Securities and Exchange Commission on November 16, 2009, should no longer be relied upon. The Registrant intends to file amendments to the abovementioned Quarterly Reports reflecting the event discussed above.

On March 31, 2010, Stephen A. Kaplan, a Manger of the Registrant, on behalf of the Managers of the Registrant, has discussed with the independent certified public accountant the matters disclosed in the filing pursuant to this item 4.02(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCM HoldCo, LLC

	By:	/s/ Stephen A. Kaplan
Date: April 9, 2010		Stephen A. Kaplan
Manager

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCM HoldCo, LLC

	By:	/s/ Ronald N. Beck
Date: April 9, 2010		Ronald N. Beck
Manager